UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2025

INSPIRE VETERINARY PARTNERS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-41792	85-4359258
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

780 Lynnhaven Parkway, Suite 400 Virginia Beach, VA	23452
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (757) 734-5464

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001	IVP	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to the Articles of Incorporation or Bylaws; Change in Fiscal Year.

As previously disclosed in a Current Report on Form 8-K filed on January 10, 2025, Inspire Veterinary Partners, Inc., a Nevada corporation, (the “Company”) seeks to effect a one-for-twenty-five (1:25) reverse stock split (the “Reverse Stock Split”) of its issued and outstanding shares of Class A common stock, $0.0001 par value per share (“Common Stock”).

The Reverse Stock Split will become effective on January 27, 2025. The Common Stock will continue to be traded on The Nasdaq Capital Market under the symbol “IVP”. Pursuant to the Reverse Stock Split, every twenty-five (25) outstanding shares of the Company’s Common Stock will, without any further action by the Company, or any holder thereof, convert into, and automatically became, one (1) share of the Company’s Common Stock. No fractional shares will be issued in connection with the Reverse Stock Split. All fractional shares will be rounded up.

The Company has filed a Certificate of Change to the Company’s Amended and Restated Certificate of Incorporation, as previously amended, with the Secretary of State of the State of Nevada.  As a result of the filing of the Certificate of Change, and the resulting effectiveness of the Reverse Stock Split, the 36,998,148 shares of the Company’s Common Stock issued and outstanding immediately prior to the Reverse Stock Split are being converted into approximately 1,479,926 shares of the Company’s Common Stock. The total number of shares of Common Stock authorized for issuance will then be reduced by a corresponding proportion.

Except for de minimis adjustments that result from the treatment of fractional shares, the Reverse Stock Split does not have any immediate dilutive effect on our stockholders, since each stockholders holds the same percentage of our Common Stock outstanding immediately following the Reverse Stock Split as such stockholder held immediately prior to the Reverse Stock Split.

As a result of the Reverse Stock Split, the number of shares of the Company’s Common Stock that may be purchased upon the exercise of outstanding warrants, options, or other securities convertible into, or exercisable or exchangeable for, shares of our Common Stock, and the exercise or conversion prices for these securities, have also been ratably adjusted in accordance with their terms and conditions.

Item 7.01 Regulation FD Disclosure.

On January 22, 2025, the Company issued a press release announcing the Reverse Stock Split. A copy of the press release is furnished as Exhibit 99.1 hereto and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act, as amended (“Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing with the Securities and Exchange Commission.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release issued by Inspire Veterinary Partners, Inc. dated January 22, 2025

104	Cover Page Interactive Data File, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 22, 2025	INSPIRE VETERINARY PARTNERS, INC.

	By:	/s/ Kimball Carr
	Name:	Kimball Carr
	Title:	President and Chief Executive Officer

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